EXHIBIT 5


                            PAYOFF LETTER AND RELEASE





                                                  December 17, 2004

Pac-West Telecomm, Inc.
1776 W. March Lane, Suite 250
Stockton, California 95207

          Re: Certain transactions contemplated by the Note and Warrant Purchase Agreement dated October 17, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Note and Warrant Purchase Agreement") between Pac-West Telecomm, Inc., a California corporation (the "Borrower"), and Deutsche Bank AG - London, acting through DB Advisors, LLC (the "Purchaser")

Ladies and Gentlemen:

     This Payoff Letter and Release (this "Letter Agreement") refers to the financing arrangements among the Borrower and the Purchaser contemplated by the Note and Warrant Purchase Agreement, pursuant to which (i) the Purchaser purchased from the Borrower that certain Senior Secured Promissory Note dated as of December 19, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Senior Note") in the original principal amount of $40,000,000 made by the Borrower in favor of the Purchaser, (ii) the Borrower entered into that certain Guaranty and Security Agreement dated as of December 19, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty and Security Agreement") in favor of Deutsche Bank Trust Company Americas, as "Collateral Agent" for the Purchaser, pursuant to which the Borrower granted the Collateral Agent a security interest in substantially all of its personal property as security for the repayment of the Senior Note, (iii) the Borrower issued the Purchaser that certain Warrant to Purchase Shares of Common Stock dated as of December 19, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Warrant") entitling the Purchaser to purchase up to 26,666,667 shares of the common stock of the Borrower on the terms set forth therein, and (iv) the Borrower and the Purchaser entered into that certain Registration Rights Agreement dated as of December 19, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Registration Rights Agreement") and all such other agreements, instruments, certificates and documents executed and/or delivered by or on behalf of the Borrower to or for the benefit of the Purchaser, the Collateral Agent or any affiliate or representative of the either of the foregoing, in each case, pursuant to the Note and Warrant Purchase Agreement, the Senior Note, the Guaranty and Security Agreement, the Warrant and/or the Registration Rights Agreement (collectively with the Note and Warrant Purchase Agreement, the Senior Note, the Guaranty and Security Agreement, the Warrant and the Registration Rights Agreement, the "Transaction Documents").

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Pac-West Telecomm, Inc.
December 17, 2004
Page 2



     This Letter Agreement is being executed in connection with the execution of that certain Asset Purchase Agreement, dated December 17, 2004, by and between U.S. TelePacific Corp. and the Borrower relating to the sale of the Borrower's small and medium-sized enterprises business on the terms set forth therein (the "SME Asset Purchase Agreement"). An executed copy of the SME Asset Purchase Agreement is attached hereto as Exhibit A. The parties hereto understand and acknowledge that the proceeds of the transactions contemplated by the SME Asset Purchase Agreement will be used to provide the Payoff Amount (as defined below) hereunder and that the payment of the Payoff Amount to the Purchaser hereunder is expressly conditioned on the closing of the transactions contemplated by the SME Asset Purchase Agreement.

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees as follows:

     1. Payoff and Termination. Except as provided in Paragraph 8 below, the Borrower, the Purchaser and the Collateral Agent hereby agree, that upon the Purchaser's receipt of payment of $40,750,000 plus all fees and expenses of the Collateral Agent then due and owing as of the date of such payment under the Guaranty and Security Agreement (the "Payoff Amount") in immediately available funds of the United States of America at the Purchaser's bank account at _______
_______________________________________________________________________________
___________________________________________ (the date such payment is so made, being the "Effective Date"):

          (a) such Payoff Amount shall be deemed payment in full of all interest and principal then accrued, due or owing under any and all of the Transaction Documents;

          (b) all outstanding Warrants to purchase the shares of the common stock of the Borrower issued pursuant to Note and Warrant Purchase Agreement, the Warrant or any of the other Transactions Documents shall be deemed immediately terminated, expired and extinguished and of no further force or effect; and

          (c) all of the Transaction Documents shall be deemed immediately terminated and of no further force or effect (other than with respect to (i) those indemnification obligations set forth in Section 7.02 of the Note and Warrant Purchase Agreement and Section 22 of the Guaranty and Security Agreement (the "Surviving Indemnity Rights") and (ii) the confidentiality obligations set forth in Section 9.02 of the Note and Warrant Purchase Agreement and Section 25 of the Guaranty and Security Agreement); all liens, security interests, bank account control agreements, claims or other encumbrances granted by the Borrower to the Purchaser or the Collateral Agent on any of the assets, rights, title or interests of the Borrower (or any other Grantor or Guarantor under the Guaranty and Security Agreement) pursuant to the Transaction Documents shall be and are hereby immediately released and forever discharged, and shall be of no further force or effect; and the original copy of the Senior Note, the Warrant, the Registration Rights Agreement, each account control agreement and any such other Transaction Documents as the Borrower may request, shall be immediately returned by the Purchaser and/or the

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Pac-West Telecomm, Inc.
December 17, 2004
Page 3



     Collateral Agent, as applicable, to the Borrower marked "Terminated" and signed by the Purchaser.

     The Borrower shall notify the Purchaser and the Collateral Agent in writing of the Borrower's intention to make the payment of the Payoff Amount to the Purchaser no less than two Business Days (as defined in the Note and Warrant Purchase Agreement) prior to such payment.

     The Purchaser, as sole Lender (as defined in the Guaranty and Security Agreement), hereby notifies the Collateral Agent that Purchaser's receipt of the Payoff Amount (as defined below) constitutes the payment in full of the Secured Obligations (as defined in the Guaranty and Security Agreement) as contemplated under Section 27 of the Guaranty and Security Agreement and directs the Collateral Agent to sign this Letter Agreement.

     2. Releases. Upon the Effective Date, (a) the Borrower hereby releases, discharges and acquits the Purchaser and the Collateral Agent, and each of their respective officers, directors, agents and employees and their respective successors and assigns (the "Purchaser Released Parties"), from all obligations to the Borrower (and its respective successors and assigns) and from any and all claims, demands, debts, accounts, contracts, liabilities, actions and causes of actions, whether in law or in equity, whether known or unknown, that the Borrower at any time had or has, or that its successors and assigns hereafter can or may have against the Purchaser Released Parties arising under or in connection with the Transaction Documents or the transactions contemplated thereby on or prior to the Effective Date; provided, that nothing herein shall be deemed to release the Purchaser Released Parties from their obligation to perform, or the Borrower's right to enforce, this Letter Agreement in accordance with its terms or any Surviving Indemnity Right under any Transaction Document with respect to any matter arising after the Effective Date, and (b) the Purchaser and the Collateral Agent each hereby releases, discharges and acquits the Borrower (and each other Grantor and Guarantor under the Guaranty and Security Agreement), and each of their respective officers, directors, agents and employees and their respective successors and assigns (the "Borrower Released Parties"), from all obligations to the Purchaser and the Collateral Agent (and their respective successors and assigns) and from any and all claims, demands, debts, accounts, contracts, liabilities, actions and causes of actions, whether in law or in equity, whether known or unknown, that the Purchaser and/or the Collateral Agent at any time had or has, or that their respective successors and assigns hereafter can or may have against the Borrower Released Parties arising under or in connection with the Transaction Documents or the transactions contemplated thereby on or prior to the Effective Date; provided, that nothing herein shall be deemed to release the Borrower Released Parties from their obligation to perform, or the Purchaser's and/or the Collateral Agent's right to enforce, this Letter Agreement in accordance with its terms or any Surviving Indemnity Right under any Transaction Document with respect to any matter arising after the Effective Date.

     3. Release Documents; Authorization to File. Upon and after the Effective Date and at the Borrower's expense, the Purchaser and the Collateral Agent each hereby authorizes the Borrower to prepare, file and record any Uniform Commercial Code termination statements to release, as of record, all financing statements filed by the Purchaser and/or the Collateral Agent

Pac-West Telecomm, Inc.
December 17, 2004
Page 4





naming the Borrower, as debtor, that are currently filed of record and to terminate all other notices of security interests, mortgages, liens, claims or other encumbrances previously filed, recorded or registered by the Purchaser and/or the Collateral Agent with respect to the financing arrangements under the Transaction Documents (collectively, the "Releases"), and the Purchaser and the Collateral Agent each hereby agree to execute and/or deliver any such Releases reasonably requested by the Borrower to effect the termination thereof.

     4. Representations of the Purchaser. The Purchaser hereby acknowledges, represents, warrants, covenants and agrees that on the date hereof and on the Effective Date:

          (a) The Purchaser has full corporate power and authority to enter into this Letter Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Letter Agreement have been or prior to the Effective Date will be duly authorized by all necessary corporate action on the part of the Purchaser. This Letter Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditor's rights generally and by legal and equitable limitations on the availability of specific remedies.

          (b) The Purchaser is the sole beneficial owner of the Warrant and the Senior Note, free and clear of any liens, security interests, claims, encumbrances or restrictions on its ability to, and with full power and authority to, consummate the transactions contemplated by this Letter Agreement. The Purchaser has not transferred or assigned to any other Person any portion of or interest in the Warrant or the Senior Note, and has not exercised, in whole or in part, the Warrant.


          (c) The Purchaser acknowledges that the Borrower may have material, non-public, confidential information concerning the Borrower (the "Information"), which has not been, and may not be, disclosed to the Purchaser or the Collateral Agent. Notwithstanding the foregoing, the Borrower acknowledges that it has disclosed to the Purchaser all material Information relating to any offers to purchase a controlling interest in the Borrower or all or a substantial portion of the Borrower's assets, in each case, received within the prior twelve (12) months.

          (d) The Purchaser is engaged in the business of investing in securities such as the Warrant and the Senior Note, and as such, is a sophisticated, experienced and well-informed investor, capable of evaluating the merits and economic risks which may be associated with a sale or purchase of the Warrant and the Senior Note.

          (e) The Borrower is relying on this Letter Agreement and the payment and effectiveness of the Payoff Amount to extinguish the Warrant, satisfy the Senior Note and release the security interests granted to the Collateral Agent pursuant to the Transaction Documents (the "Payoff"), and would not enter into the transaction contemplated by this Letter Agreement in the absence of this Letter Agreement.

Pac-West Telecomm, Inc.
December 17, 2004
Page 5




     5. Representations of the Borrower. The Borrower hereby acknowledges, represents, warrants, covenants and agrees that on the date hereof and on the Effective Date that it has full corporate power and authority to enter into this Letter Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Borrower of this Letter Agreement have been or prior to the Effective Date will be duly authorized by all necessary corporate action on the part of the Borrower. This Letter Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditor's rights generally and by legal and equitable limitations on the availability of specific remedies.

     6. Additional Covenants.

       (a) The Purchaser covenants and agrees that, notwithstanding anything else to the contrary in the Transaction Documents, it will not transfer or assign all or any portion of the Warrant or the Senior Note, or any of its rights and obligations thereunder or under the other Transaction Documents during the term of this Letter Agreement.

       (b) The Borrower agrees to use commercially reasonable efforts to inform the Purchaser of any material developments that, in the reasonable judgment of the Borrower, would cause the transactions contemplated by the SME Asset Purchase Agreement not to close.

     7. Further Assurances. At the request of the Borrower, at the Borrowers' expense, the Purchaser and the Collateral Agent each agree to execute and deliver such other and further documents and instruments and take such actions as may be reasonably requested in order to effect or evidence more fully the matters covered hereby, including, without limitation, notifying any depositary or securities institutions in respect of which the Borrower maintains any accounts subject to account control agreements in favor of the Collateral Agent of the termination of such agreements and the Collateral Agent's rights in respect thereof.

     8. Termination.

          (a) The rights and obligations of the parties hereto shall terminate upon termination of the SME Asset Purchase Agreement in accordance with its terms; provided, that the Borrower shall provide the Purchaser and the Collateral Agent written notice that the SME Asset Purchase Agreement has been terminated and evidence of such termination reasonably satisfactory to the Purchaser.

          (b) The Purchaser may terminate this Letter Agreement, and the rights and obligations of the parties hereto shall terminate, by written notice to the Borrower and the Collateral Agent if the transactions contemplated by the SME Asset Purchase Agreement shall not have been consummated on or prior to April 15, 2005 (the "Termination Date"); provided that, in the event that the transactions contemplated by the SME Asset Purchase Agreement do not close as a result of the failure of either or both of the parties thereto to obtain all consents, authorizations, assignments, registrations or waivers required from any governmental authority ("Government Approvals"), the Termination Date shall be extended to the earlier to occur of (i) the date that is five (5) business days following receipt of all Government Approvals and (ii) June 30, 2005.

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Pac-West Telecomm, Inc.
December 17, 2004
Page 6





     The Collateral Agent shall have the same rights and protections hereunder as it does under the Guaranty and Security Agreement.

     9. Purchaser's Legal Fees. The Borrower hereby agrees to reimburse Purchaser for all of Purchaser's legal expenses (reasonable and documented attorneys fees and out-of-pocket expenses) incurred in connection with the negotiation of this letter agreement up to a maximum of $15,000.

     10. Governing Law. The validity, construction and effect of this Letter Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

     11. Counterparts. This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof and admissible into evidence and all of which together shall be deemed to be a single instrument. Delivery of an executed counterpart of this Letter Agreement by telecopier shall have the same force and effect as delivery of an original executed counterpart of this Letter Agreement.

     12. Successors and Assigns. This Letter Agreement shall be binding upon, and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

                           [Signature Pages to Follow]

                                       Very truly yours,

                                       DEUTSCHE BANK AG - LONDON, acting through
                                       DB ALTERNATIVE TRADING INC.

                                       By:  /s/ Jonathan Hitchon
                                          -------------------------------------
                                       Title:  Chief Operating Officer


                                       By:  /s/ Robert Wolfson
                                          -------------------------------------
                                       Title:  Director




                                       DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                       as Collateral Agent

                                       By:  /s/ Stephen T. Hessler
                                          -------------------------------------
                                       Title:  Vice President





ACKNOWLEDGED AND AGREED:

PAC-WEST TELECOMM, INC.

By:  /s/ Hank Carabelli
---------------------------------------------
Title:  President and Chief Executive Officer

                                    EXHIBIT A


                     EXECUTED SME ASSET PURCHASE AGREEMENT